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                                                                     Exhibit 1.1



                                    o SHARES


                                  BUNGE LIMITED
                               (A BERMUDA COMPANY)

                    COMMON SHARES, PAR VALUE US$.01 PER SHARE



                         FORM OF UNDERWRITING AGREEMENT



o, 2002
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o, 2002


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce, Fenner &
         Smith Incorporated
Prudential Securities Incorported
Salomon Smith Barney Inc.

c/o  Morgan Stanley & Co.
Incorporated
     1585 Broadway
     New York, New York 10036

and c/o Credit Suisse First Boston
Corporation
     Eleven Madison Avenue
     New York, NY 10010

Dear Sirs and Mesdames:

         Bunge Limited, a Bermuda company (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of o common shares, par value U.S.$.01 per share (the "FIRM SHARES"), of which o shares are to be issued and sold by the Company and o shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling
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Shareholder's name in Schedule I hereto.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional o common shares, par value U.S.$.01 per share (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares having a par value of U.S.$.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Common Shares, including the Shares, will have attached thereto rights (the "RIGHTS") to purchase one-thousandth (1/1000) of a share of Series A Preference Shares, par value US$.01 per share (the "SERIES A PREFERENCE SHARES"). The Rights are to be issued pursuant to a Rights Agreement (the "RIGHTS AGREEMENT") dated as of August 1, 2001 between the Company and Mellon Investor Services L.L.C.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares and the Rights. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact
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         required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company has been duly incorporated, is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X, a "SIGNIFICANT SUBSIDIARY") of the Company has been duly incorporated, is validly existing as a company and, if applicable, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Prospectus and to the extent disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The authorized share capital of the Company conforms as to legal

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         matters in all material respects to the description thereof contained in the Prospectus.

         (g) The Common Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued; and the Series A Preference Shares have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued and paid for upon exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

         (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Memorandum of Association or Bye-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be
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         described in the Registration Statement or the Prospectus or to be
         filed as exhibits to the Registration Statement that are not described or filed as required.

         (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (o) The Company does not believe that it is currently a "passive foreign investment company" as defined in Section 1296 of the Internal Revenue Code, as amended, and the Treasury Regulations promulgated thereunder.

         (p) Except as described in the Prospectus, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (q) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (r) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
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         (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding Common Shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

         (t) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries, in each case except as described in the Prospectus.

         (u) The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (v) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, or, to the knowledge of the Company, is imminent, except as described in the Prospectus; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
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         (w) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

         (x) The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

         (y) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represents and warrants to and agrees with each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Mellon Investor Services LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein
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         relating to the transactions contemplated hereby and by the
         Registration Statement (the "POWER OF ATTORNEY"), will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or formation document of such Selling Shareholder (if such Selling Shareholder is a corporation) or the trust agreement of such Selling Shareholder (if such Selling Shareholder is a trust), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

         (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

         (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         (f) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (g) There are no legal or governmental proceedings pending or, to the knowledge of such Selling Shareholder, threatened to which such Selling Shareholder is a party or to which any of the properties of such Selling Shareholder is subject other than proceedings that would not have a material adverse effect on the power or ability of such Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

         (h) Upon Transfer (as defined below) of the Shares to The Depository Trust Company, The Depository Trust Company will acquire the Shares free of all adverse claims (within the meaning of Sections 8- 102(a)(1) and
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         8-303 of the Uniform Commercial Code as in effect in New York (the
         "UCC")). "TRANSFER" of the Shares to The Depository Trust Company will occur upon the making by the Company's transfer agent of appropriate entries transferring the Shares on its books and records to The Depository Trust Company. Each of the Underwriters shall acquire a "securities entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) in the Shares to be purchased by it, free of all adverse claims created by, through or with respect to the Selling Shareholder, upon the making by The Depository Trust Company of a book entry that shares of the Company's stock in the amounts set forth opposite each Underwriter's name on Schedule I hereto have been credited to such Underwriter's security account (within the meaning of Section 8-501(a) of the UCC) with The Depository Trust Company.

         (i) With respect to information relating to such Selling Shareholder
         (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (j) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization nor manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $o a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to o Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such
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option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) issuances of stock options, restricted stock or other awards granted pursuant to the Company's employee equity incentive plan or non-employee directors' equity incentive plan as described in the Prospectus; provided that such awards do not become exercisable or vest during such 90-day period, or (D) issuances by the Company of Common Shares in connection with the merger or amalgamation with, or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity and the related entry into a merger, amalgamation or acquisition agreement with respect to such merger, amalgamation or acquisition, so long as each of the recipients of the Common Shares agrees in writing prior to the consummation of any such transaction, pursuant to an instrument in form and substance reasonably satisfactory to Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation, to be bound by the provisions of this paragraph for the remainder of such 90-day period as if such recipients were the Company, and the public announcements and related filings of registration statements with respect to any
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such issuances; provided that if the Company is unable to obtain signed, written lock-up agreements from the recipients of the Common Shares in connection with a merger, amalgamation or acquisition as described in clause (D) of this paragraph, then only the entry into the merger, amalgamation or acquisition agreement, the public announcement of such transaction and the related filing of a registration statement shall be permitted and not the related issuance of the Common Shares. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

         4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $o a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $o a share under the Public Offering Price.

         5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on o, 2002, or at such other time on the same or such other date, not later than o, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

        Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than o, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

        Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the
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Purchase Price therefor.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 P.M. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

        (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

        (c) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the Closing Date, to the effect that:

                   (i) the Company is an exempted company duly incorporated
               and validly existing under the laws of Bermuda in good standing;

                  (ii) the Company has the necessary corporate power and
               authority to execute, deliver and perform its obligations under this Agreement and to conduct its business as described in the Prospectus. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                 (iii) the Company has taken all corporate action required to authorize its execution and filing of the Registration Statement and its execution, delivery and performance of this Agreement. The Registration Statement has been duly executed by or on behalf of the Company. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof;

                  (iv) no order, consent, approval, license, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda Law;

                   (v) it is not necessary or desirable to ensure the
               enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

                  (vi) based solely upon a search of the Cause Book of the
               Supreme Court of Bermuda conducted at a time reasonably close to the Closing Date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of such search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject;

                 (vii) the authorized capital of the Company conforms, as to legal matters, to the description thereof contained in the Prospectus in all material respects;

                (viii) the Common Shares (including the Shares to be sold by the
               Selling Shareholders) in issue prior to the issuance of the Shares to be sold by the Company are validly issued, fully paid and non-assessable. When issued and paid for in accordance with this Agreement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights;

                  (ix) the statements contained in the Prospectus under the
               captions "Description of Share Capital," "Taxation - Bermuda Tax Considerations" and "Enforcement of Civil Liabilities," insofar as such statements constitute a summary of the matters of Bermuda law referred to therein, fairly and accurately represent such legal matters in all material respects;

                   (x) the execution and delivery of the Rights Agreement
               and the issuance of the rights thereunder have been validly authorized by all necessary corporate action on the part of the Company;

                  (xi) this Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement;

                 (xii) there is no income or other tax of Bermuda imposed
               by withholding or otherwise on any dividend or distribution to be made by the Company to the holders of the Shares;

                (xiii) the Company has received an assurance from the Ministry of Finance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations (subject to the proviso expressed in such assurance as described in the Prospectus);

                 (xiv) the choice of New York law as the governing law of this
               Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (a) which such court considers to be procedural in nature, (b) which are revenue or penal laws or (c) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York, the State of New York ("NY COURTS") and the appointment of an agent for service pursuant to this Agreement is valid and binding upon the Company;

                  (xv) the Company has been designated as non-resident of
               Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;

                 (xvi) based solely upon a review of the register of members of the Company, each of the Selling Shareholders is the registered holder of the Shares to be sold by such Selling Shareholder, pursuant to this Agreement;

                (xvii) the Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement in respect of itself or its assets or property; and

               (xviii) the courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the NY Courts against the Company based on this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
               (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

        (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, special U.S. counsel for the Company, dated the Closing Date, to the effect that:

                   (i) this Agreement has been duly executed and delivered
               by the Company;


                  (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of U.S. federal or New York law or any agreement or other instrument that is listed as an exhibit to the Registration Statement that is governed by New York law binding upon the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                 (iii) the Company is not, and after giving effect to the
               offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (iv) such counsel (A) is of the opinion that the Registration
               Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (D) does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed;

                   (v) the statements in the Prospectus under the caption
               "Shares Eligible for Future Sale," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

                  (vi) under the laws of the State of New York relating to the submission to personal jurisdiction, the Company has, pursuant to
               Section 11 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly appointed the authorized agent named in Section 11 of this Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 11 of this Agreement will be effective to confer valid personal jurisdiction over the Company; and

                 (vii) the statements in the Prospectus under the caption
               "Taxation-United States Federal Income Tax Considerations" are an accurate summary of the U.S. federal income tax matters described therein.

        (e) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, special U.S. counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

                   (i) this Agreement has been duly executed and delivered by or on behalf of each of the Selling Shareholders (to the extent execution and delivery are governed by New York law);

                  (ii) the execution and delivery by the Selling
               Shareholders of, and the performance by the Selling Shareholders of their respective obligations under, this Agreement, the Power of Attorney and the Custody Agreement will not contravene any provision of U.S. federal or New York law;

                  (iii) Upon Transfer (as defined below) of the Shares to The
               Depository Trust Company, The Depository Trust Company will acquire the Shares free of all adverse claims (within the meaning of Sections 8- 102(a)(1) and 8-303 of the Uniform Commercial Code as in effect in New York (the "UCC")). "TRANSFER" of the Shares to The Depository Trust Company will occur upon the making by the Company's transfer agent of appropriate entries transferring the Shares on its books and records to The Depository Trust Company. Each of the Underwriters shall acquire a "securities entitlement" (within the meaning of Section 8- 102(a)(17) of the UCC) in the Shares to be purchased by it, free of all adverse claims created by, through or with respect to the Selling Shareholder, upon the making by The Depository Trust Company of a book entry that shares of the Company's stock in the amounts set forth opposite each Underwriter's name on Schedule I hereto have been credited to such Underwriter's security account (within the meaning of Section 8-501(a) of the UCC) with The Depository Trust Company;

                  (iv) such counsel is of the opinion that the information in the Prospectus under the caption "Principal and Selling Shareholders," insofar as such information relates to the Selling Shareholders, is correct in all material respects; and

                   (v) under the laws of the State of New York relating to
               the submission to personal jurisdiction, Section 11 of this Agreement is sufficient to validly and irrevocably submit a person or entity to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of Manhattan,

               The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this Agreement, and Section 11 is sufficient to validly and irrevocably waive any objection to the venue of a proceeding in any such court and validly appoint the authorized agent named in
               Section 11 of this Agreement for the purposes described therein, and service of process effected in the manner set forth in
               Section 11 of this Agreement will be effective to confer valid personal jurisdiction;

               (f) The Underwriters shall have received on the Closing Date opinions of counsel to each of the Selling Shareholders, dated the Closing Date, to the effect that:

                       (i) the Power of Attorney, the Custody Agreement and the
                Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                       (ii) the execution and delivery by such Selling
                Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Power of Attorney, the Custody Agreement and the Underwriting Agreement will not contravene any provision of the applicable law, or the certificate of incorporation, by-laws or other constitutive document of such Selling Shareholder, or, to my knowledge after due inquiry, any judgment, order or decree of any governmental body, agency or court of having jurisdiction over such Selling Shareholder; and

                       (iii) no consent, approval, authorization or order of, or
                qualification with, any governmental body, agency or court of the applicable jurisdiction is required for the execution and delivery of, and the performance by such Selling Shareholder of its obligations under, the Power of Attorney, the Custody Agreement or the Underwriting Agreement; and such Selling Shareholder has the legal right and power to enter into the Power of Attorney, the Custody Agreement and the Underwriting Agreement and to sell, transfer and deliver the Shares.

        (g) The Underwriters shall have received on the Closing Date opinions of Jorge Luis Frias, General Counsel for the Company, dated the Closing Date, to the effect that:

                   (i) each Significant Subsidiary of the Company has
               been duly incorporated, is validly existing as a company and, if applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) except as otherwise disclosed in the Prospectus and the
               Registration Statement, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                 (iii) to the best of such counsel's knowledge, none of the
               Company's Significant Subsidiaries is presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over such subsidiaries or over any of their properties or operations;

                  (iv) to the best of such counsel's knowledge, (a) there are no legal or governmental proceedings pending or threatened to which any of the Company's Significant Subsidiaries is a party or to which any of the properties of the Company's Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and (b) there are no statutes or regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not described as required;

                   (v) except as described in the Prospectus, the Company's
               Significant Subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                  (vi) the statements in the Prospectus under the captions
               "Business-Government Regulation and Environmental Matters", "Business-Legal Proceedings" and "Related Party Transactions", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein, in all material respects.

        (h) The Underwriters shall have received on the Closing Date opinions of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel to the Underwriters, dated the Closing Date, to the effect that:

                   (i) each of Bunge Alimentos S.A., Bunge Brasil S.A. and Bunge
               Fertilizantes S.A. has been duly incorporated, is validly existing as a corporation and, if applicable, in good standing under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) all of the issued shares of capital stock of each of
               Bunge Alimentos S.A., Bunge Brasil S.A. and Bunge Fertilizantes S.A. have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent disclosed in the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and

                 (iii) the statements in the Prospectus under the captions "Risk
               Factors-We have not yet received approval from the Brazilian antitrust authorities for our acquisition of Manah", "Business-Government Regulation and Environmental Matters", "Business-Legal Proceedings", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

        (i) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(d)(iv)(A)-
        (C) and 5(d)(v) above (but only as to the statements in the Prospectus under "Underwriters").

            With respect to Section 5(d)(iv) above, Shearman & Sterling and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to
        Section 5(e) above, Shearman & Sterling may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel,
        (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Shearman & Sterling shall state in their opinion that they are justified in relying on each such other opinion.

            The opinions of Conyers Dill & Pearman, Shearman & Sterling and Jorge Luis Frias as described in Sections 5(c), (d), (e), and (g) above, shall each be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

        (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

        (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        (l) The Shares shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the

Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

        7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

        (a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

        (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

        (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

        (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2002 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the

        Commission thereunder.

        (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and special U.S. counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
        (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, custodian, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation among themselves.

         8. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

        (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder included in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Shareholder or by the Underwriters and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

        (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of such Selling Shareholder's Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this

Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        11. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Sellers irrevocably agree that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. To the extent that the Sellers have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to themselves or their property in respect of their obligations under this Agreement, the Sellers irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

        The Company (i) irrevocably designates and appoints its principal executive offices at 50 Main Street, White Plains, New York 10606 (together with any successor, the "COMPANY'S AUTHORIZED AGENT"), as its agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 11 and represents and warrants that the Company's Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Company's Authorized Agent and written notice of said service to the Company mailed or delivered to its Chief Financial Officer at its registered office at 2 Church Street, Hamilton, Bermuda, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company's Authorized Agent in full force and effect so long as any of the Shares shall be outstanding.

        The Selling Shareholders (i) irrevocably designate and appoint the Company's principal executive offices at 50 Main Street, White Plains, New York 10606 (together with any successor, the "SELLING SHAREHOLDERS' AUTHORIZED AGENT"), as their authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 11 and represent and warrant that the Selling Shareholders' Authorized Agent has accepted such designation and (ii) agree that service of process upon the Selling Shareholders' Authorized Agent shall be deemed in every respect effective service of process upon the Selling Shareholders in any such suit or proceeding. The Selling Shareholders waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholders further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Selling Shareholders' Authorized Agent in full force and effect so long as any of the Shares shall be outstanding.

        12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        15. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent that on the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Sellers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

        16. TAXES. All payments to be made by the Sellers under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Bermuda or Argentina, Brazil or any other jurisdiction in which the Selling Shareholders are located or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Sellers, jointly and severally, will increase the amount paid so that the full amount of such payment is received by the Underwriters.

                                      Very truly yours,

                                      BUNGE LIMITED


                                      By:
                                           -------------------------------------
                                           Name:    William M. Wells
                                           Title:   Chief Financial Officer


                                      The Selling Shareholders named in Schedule
                                      I hereto, acting severally


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:   Attorney-in-Fact


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:   Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
Acting severally on behalf of themselves and the several Underwriters named in
     Schedule II hereto.

By:  Morgan Stanley & Co. Incorporated

By:
     -----------------------------------------
     Name:
     Title:

By:  Credit Suisse First Boston Corporation

By:
     -----------------------------------------
     Name:
     Title:

                                                                      SCHEDULE I


                                                          NUMBER OF FIRM SHARES
                 SELLING SHAREHOLDER                         TO BE PURCHASED

                                                                     SCHEDULE II

                                   UNDERWRITERS

                                                          NUMBER OF FIRM SHARES
                     UNDERWRITER                             TO BE PURCHASED

Morgan Stanley & Co  Incorporated

Credit Suisse First Boston Corporation

Credit Lyonnais Securities (USA) Inc.

Deutsche Banc Alex  Brown Inc.

Merrill Lynch, Pierce, Fenner &
         Smith Incorporated

Prudential Securities Incorported

Salomon Smith Barney Inc.

                                                      --------------------------
        Total Firm Shares:
                                                      ==========================

                                                                       EXHIBIT A

                              FORM OF LOCK-UP LETTER

                                                              ____________, 2002

Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

        The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Bunge Limited, a Bermuda corporation (the "COMPANY") and certain shareholders of the Company (the "SELLING SHAREHOLDERS") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS") of shares (the "SHARES") of the common stock of the Company (the "COMMON SHARES").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Shares by gift, will or intestacy, including, without limitation transfers to a Privileged Relation (as defined below) of the undersigned or to a settlement or trust established under the laws of any country,

(d) transfers to affiliates (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned, (e) transfers as a distribution to limited partners, members or shareholders of the undersigned, and, in the case of a settlement or trust, to the beneficiaries thereof, (f) transfers occurring by operation of law, (g) pledges of Common Shares to a bank or other financial institution or (h) transfers to other shareholders of the Company that have executed lock-up agreements in connection with the Public Offering; PROVIDED, that any transferee or pledgee pursuant to clauses (c) through (g) of this sentence (i) shall execute a lock-up agreement in substantially the form hereof covering the remainder of the 90-day period referred to herein and (ii) no filing by any party, including any donor, donee, transferor or transferee, under
Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or pledge, other than a filing on a Form 5 made after the expiration of the 90-day period referred to above. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Common Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        This Lock-Up Agreement shall automatically terminate and have no further force or effect if the Company, the Selling Shareholders and the Underwriters agree not to proceed with the Public Offering or the Registration Statement for the Public Offering is not declared effective by the Securities and Exchange Commission by March 31, 2002.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

                                      Very truly yours,


                                      ------------------------------------------
                                      Name


                                      ------------------------------------------
                                      Address


*Lock-up letters will need to be executed by all those persons or entities who have the power to vote or dispose of the Common Shares (for example, (i) a trustee, in case the shares are held by a trust on behalf of the beneficial owners, (ii) an individual, in case the shares are held directly by that person, or (iii) an authorized corporate officer, in case the shares are owned by a corporation).

**"Privileged Relation" in relation to an individual means his or her spouse and any relative of such individual with a common ancestor up to the fourth degree (including adopted children who have been adopted as a minor and step-children who have acquired that relationship with such individual or with any such relative as a minor) and any spouse of any such relative.